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                                                                                           EXHIBIT 11
                                                                                          PAGE 1 of 2
                                     FAMILY DOLLAR STORES, INC.
                           STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                           THREE MONTHS ENDED                    THREE MONTHS ENDED
                                               MAY 31, 1997                          MAY 31, 1996
                                          PRIMARY     FULLY DILUTED             PRIMARY    FULLY DILUTED
AS PRESENTED

AVERAGE SHARES OUTSTANDING FOR
 THE THREE MONTHS ENDED                  57,149,247    57,149,247              56,833,405    56,833,405

NET INCOME                              $23,087,764   $23,087,764             $18,780,339   $18,780,339

EARNINGS PER SHARE                            $ .40         $ .40                   $ .33         $ .33

EARNINGS PER SHARE AS ADJUSTED
  FOR 3 FOR 2 STOCK SPLIT                     $ .27         $ .27                   $ .22         $ .22

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE
  SHARES FROM ASSUMED EXERCISE AT
  THE BEGINNING OF THE YEAR OF
  DILUTIVE STOCK OPTIONS                  1,052,235     1,093,235                 397,840       788,200

WEIGHTED AVERAGE SHARES ASSUMED
  REPURCHASED FROM ASSUMED PROCEEDS
  OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE FOR
  PRIMARY AND, IF GREATER, ENDING
  MARKET PRICE FOR FULLY DILUTED)          (841,863)     (873,857)               (355,131)    (721,723)

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
NET PRO FORMA COMMON STOCK
  EQUIVALENT INCREMENTAL SHARES             210,372       219,378                  42,709       66,477

PERCENTAGE DILUTION FROM PRO FORMA
  COMMON STOCK EQUIVALENT
  INCREMENTAL SHARES                          0.37%         0.38%                   0.08%        0.12%

TOTAL COMMON STOCK AND COMMON
  STOCK EQUIVALENTS                      57,359,619    57,368,625              56,876,114    56,899,882

NET INCOME                              $23,087,764   $23,087,764             $18,780,339   $18,780,339

PRO FORMA EARNINGS PER SHARE (INCLUDING
  DILUTIVE COMMON STOCK EQUIVALENTS)          $ .40         $ .40                   $ .33        $ .33

PRO FORMA EARNINGS PER SHARE (INCLUDING
  DILUTIVE COMMON STOCK EQUIVALENTS)
  AS ADJUSTED FOR 3 FOR 2 STOCK SPLIT         $ .27         $ .27                   $ .22        $ .22


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                                                                                           EXHIBIT 11
                                                                                          PAGE 2 OF 2
                                     FAMILY DOLLAR STORES, INC.
                           STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS


                                                           NINE MONTHS ENDED                 NINE MONTHS ENDED
AS PRESENTED                                                  MAY 31, 1997                      MAY 31, 1996
                                                        PRIMARY       FULLY DILUTED       PRIMARY     FULLY DILUTED
AVERAGE SHARES OUTSTANDING FOR THE
 NINE MONTHS ENDED                                     57,017,017     57,017,017        56,805,405     56,805,405

NET INCOME                                            $60,449,300    $60,449,300       $49,224,852    $49,224,852

EARNINGS PER SHARE                                        $1.06         $1.06             $ .87        $ .87

EARNINGS PER SHARE AS ADJUSTED FOR 3 FOR 2 STOCK SPLIT    $ .71         $ .71             $ .58        $ .58

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
   ASSUMED EXERCISE AT THE BEGINNING
   OF THE YEAR OF DILUTIVE STOCK OPTIONS                1,105,175      1,128,952           394,612        785,039

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
  ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE FOR PRIMARY AND, IF
  GREATER, ENDING MARKET PRICE FOR FULLY DILULTED)      (961,505)      (884,761)         (343,534)       (711,790)

NET PRO FORMA COMMON STOCK
 EQUIVALENT INCREMENTAL SHARES                            143,670       244,191            51,078          73,249

PERCENTAGE DILUTION FROM PRO FORMA COMMON
 STOCK EQUIVALENT INCREMENTAL SHARES                        0.25%         0.43%             0.09%           0.13%

TOTAL COMMON STOCK AND COMMON
  STOCK EQUIVALENTS                                    57,160,687    57,261,208        56,856,483      56,878,654

NET INCOME                                            $60,449,300   $60,449,300       $49,224,852     $49,224,852

PRO FORMA EARNINGS PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                $1.06         $1.06             $ .87           $ .87

PRO FORMA EARNINGS PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)
   AS ADJUSTED FOR 3 FOR 2 STOCK SPLIT                      $ .71         $ .71             $ .58           $ .58


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